UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  November 15, 2010

STAAR Surgical Company
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-11634 (Commission File Number)	95-3797439 (I.R.S. Employer Identification No.)

1911 Walker Ave, Monrovia, California (Address of principal executive offices)		91016 (Zip Code)

Registrant’s telephone number, including area code:        626-303-7902

                                    Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officer; Compensatory Arrangements of Certain Officers.

On November 15, 2010, the Board of Directors of STAAR Surgical Company elected Mark B. Logan to the Board, to serve in a newly created seat pursuant to an increase in size of the Board from six to seven members.

The Board has determined that Mr. Logan is an independent director as that term is defined under the Nasdaq Marketplace Rules and the applicable rules of the SEC. The committees of the Board on which Mr. Logan may serve, if any, have not been determined at the time of this Report.

The appointment of Mr. Logan to the Board was not the result of any arrangement or understanding between Mr. Logan and any other person or entity. There are no transactions between Mr. Logan or any member of his immediate family and the Company or any of its subsidiaries.

Item 7.01	Regulation FD Disclosure.

On November 17, 2010, STAAR Surgical Company published a press release announcing the appointment of Mark B. Logan to its Board of Directors, a copy of which is furnished as Exhibit 99.1 to this Report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

November 22, 2010	STAAR Surgical Company

	By:	/s/ Charles Kaufman
Charles Kaufman Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release dated November 17, 2010.